EXHIBIT 23.1

                           Patrick Downey & Associates
                               3381 Fairmont Road
                              North Vancouver, B.C.
                                     V7R 2W7






                                                                October 23, 2002

Big Cat Mining Corporation
7928 Rowland Road
Edmonton, Alberta
T6A 3W1

Dear Sir/Madam:

          Re: Form 10-SB - Registration Statement

     We refer to the Form 10-SB Registration Statement of Big Cat Mining Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

     We hereby give permission for the use of and filing of our Feasibility Report on the Big Cat Wollastonite Property Located in British Columbia, Canada dated May 31, 2002 as part of the Company's Form 10-SB Registration Statement and any future filings by the Company with the U.S. Securities and Exchange Commission and/or NASD.

                                                   Sincerely,


                                                   /s/Patrick Downey, President
                                                   ----------------------------
                                                   Patrick Downey, P.Eng.